Exhibit 10.1

NEW YORK MORTGAGE TRUST, INC.

Performance Share Award Agreement

THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), dated the 28th day of May, 2015, between NEW YORK MORTGAGE TRUST, INC. (the “Company”) and Steven R. Mumma (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2010 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the meaning given them in the Plan.

1.             Award. Pursuant to the Plan, the Company, on May 28, 2015 (the “Date of Grant”) granted to the Participant, subject to the terms and conditions of the Plan, and subject further to the terms and conditions of this Agreement, an award of 89,629 Performance Shares.

2.             Terms and Conditions. No Common Stock will be issued, no payment will be made hereunder, and the Participant’s interest in the Performance Shares granted hereunder shall be forfeited except to the extent that the requirements of the following paragraphs are satisfied.

3.             Earning the Award. The Participant shall earn the Applicable Percentage of the Target Performance Shares as provided in paragraph 3(a) or 3(b), as applicable.

(a)     During the Measurement Period. If a Change in Control does not occur before April 30, 2018, the Applicable Percentage of the Target Performance Shares earned by the Participant shall be determined as follows, based on the Company’s TSR for the Measurement Period and, as applicable, the Peer Group’s TSR for the Measurement Period:

(i)       If the Company’s TSR for the Measurement Period is less than 33%, then the Applicable Percentage shall be 0%.

(ii)      If the Company’s TSR for the Measurement Period is at least 33% and the Company’s TSR is not in the bottom quartile of the Peer Group’s TSR, then the Applicable Percentage shall be 100%.

(iii)     If the Company’s TSR for the Measurement Period is at least 33% and the Company’s TSR is in the top quartile of the Peer Group’s TSR, then the Applicable Percentage shall be 200%.

(iv)     If the Company’s TSR for the Measurement Period is at least 33% and the Company’s TSR is in the bottom quartile of the Peer Group’s TSR, then the Applicable Percentage shall be 50%.

(b)     Change in Control. Paragraph 3(a) to the contrary notwithstanding, the Applicable Percentage shall be determined under this Paragraph 3(b) if a Change in Control occurs before April 30, 2018. In that event, the Applicable Percentage shall be determined in the manner described in paragraph 3(a) except that the percentage objectives for the Company’s TSR, i.e., the minimum 33% TSR, shall be pro rated based on the period elapsed from May 1, 2015 until the Control Change Date relative to the Measurement Period.

4.             Vesting.     The Participant shall be vested in the Performance Shares earned in accordance with paragraph 3 as provided in the applicable provisions of paragraph 4(a), 4(b) or 4(c) below:

(a)     Continued Employment. The Participant shall be vested in all of the Performance Shares earned in accordance with paragraph 3(a), i.e., the Participant shall be vested in the Applicable Percentage of the Target Performance Shares, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until April 30, 2018 or, if earlier, the date that the Participant’s employment with the Company and its Affiliates ends on account of death or Disability. The Participant shall be vested in all of the Performance Shares earned in accordance with paragraph 3(b), i.e., the Participant shall be vested in the Applicable Percentage of the Target Performance Shares, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date or if the Participant remains in the continuous employ of the Company and its Affiliates until the date, preceding a Control Change Date, on which such employment ends on account of death or Disability.

(b)     Certain Terminations. The Participant shall be vested in a pro rata amount of the Performance Shares earned in accordance with paragraph 3(a), i.e., the Participant shall be vested in a pro rata amount of the Applicable Percentage of the Target Performance Shares, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such employment ends on account of a termination without Cause by the Company or an Affiliate or the Participant’s resignation with Good Reason. The Participant shall be vested in a pro rata amount of the Performance Shares earned in accordance with paragraph 3(b), i.e., the Participant shall be vested in a pro rata amount of the Applicable Percentage of the Target Performance Shares, if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such employment ends on account of a termination without Cause by the Company or an Affiliate or the Participant’s resignation with Good Reason. The pro rata amount of the Applicable Percentage of Target Performance Shares shall be determined on the basis of the period of the Participant’s employment on and after May 1, 2015, relative to the Measurement Period or, if a Change in Control occurs before April 30, 2018, the period beginning on May 1, 2015 and ending on the Control Change Date.

(c)     Forfeiture. The Participant cannot vest in any Performance Shares that are not earned in accordance with paragraph 3. Except as provided in paragraphs 4(a) and 4(b), the Participant cannot vest in any Performance Shares that are earned in accordance with paragraph 3(a) if the Participant’s employment with the Company and its Affiliates terminates or is terminated before April 30, 2018 and all of such earned Performance Shares shall be forfeited on the date such employment ends. Except as provided in paragraphs 4(a) and 4(b), the Participant cannot vest in any Performance Shares that are earned in accordance with paragraph 3(b) if the Participant’s employment with the Company and its Affiliates terminates or is terminated before a Control Change Date and all such earned Performance Shares shall be forfeited on the date such employment ends.

5.             Settlement.     The Performance Shares that are earned in accordance with paragraph 3(a) and that become vested in accordance with paragraph 4 shall be settled by the issuance of shares of Common Stock on May 15, 2018. The Performance Shares that are earned in accordance with paragraph 3(b) and that become vested in accordance with paragraph 4 shall be settled by the issuance of shares of Common Stock on the Control Change Date. The number of shares of Common Stock issuable to the Participant pursuant to this paragraph 5 shall equal the Applicable Percentage of the Target Performance Shares. Only whole shares of Common Stock shall be issued pursuant to this paragraph 5 and if the Participant is entitled to a fractional share of Common Stock, such fractional share shall be disregarded.

6.             Definitions.     For purposes of this Agreement, the terms Applicable Percentage, Cause, Disability, Good Reason, Measurement Period, Peer Group, Target Performance Shares and TSR shall have the following meanings:

(a)     “Applicable Percentage” shall be the percentage determined in accordance with paragraph 3.

(b)     “Cause” shall have the same meaning as the definition of such term in the employment agreement between the Participant and the Company as in effect on the Date of Grant.

(c)     “Disability” shall have the same meaning as the definition of such term in the employment agreement between the Participant and the Company as in effect on the Date of Grant.

(d)     “Good Reason” shall have the same meaning as the definition of such term in the employment agreement between the Participant and the Company as in effect on the Date of Grant.

(e)     “Measurement Period” means the period beginning on May 1, 2015 and ending on April 30, 2018.

(f)     “Peer Group” means Arlington Asset Investment Corp., Apollo Residential Mortgage, Inc., Chimera Investment Corporation, Dynex Capital, Inc., Ellington Financial LLC, Invesco Mortgage Capital Inc., Javelin Mortgage Investment Corp., MFA Financial, Inc., AG Mortgage Investment Trust, Inc., American Capital Mortgage Investment Corp., Five Oaks Investment Corp., Two Harbors Investment Corp. and Western Asset Mortgage Capital Corporation. If the common stock of any of these companies ceases to be publicly traded before April 30, 2018 (for purposes of paragraph 3(a)) or a Control Change Date (for purposes of paragraph 3(b)), such company shall be excluded from the calculation of the Peer Group’s TSR.

(g)     “Target Performance Shares” means the sum of (i) the number of Performance Shares specified in paragraph 1 plus (ii) the number of notional shares determined in accordance with the two following sentences. On each date, after the Date of Grant and before the date of settlement under paragraph 5, on which the Company pays cash dividends on Common Stock, the then number of Target Performance Shares shall be increased by the number of notional shares determined by (y) multiplying the cash dividend per share times the then number of Target Performance Shares and (z) dividing that product by the Fair Market Value of the Common Stock on the dividend payment date. For the avoidance of doubt, the application of the preceding sentence on the second and subsequent cash dividend payment dates shall take into consideration the increases in the number of Target Performance Shares attributable to prior payments of cash dividends.

(h)     “TSR” means, with respect to the Company and each member of the Peer Group, as applicable, the average annual total shareholder return (common stock price appreciation/depreciation during the Measurement Period or until a Control Change Date, whichever first occurs, plus the value, on the last day of the Measurement Period (for paragraph 3(a)) or the Control Change Date (for paragraph 3(b)), of common shares if all cash dividends declared on a common share during such period were reinvested in additional common shares.

7.             Transferability. The Participant’s rights under this Agreement may not be alienated, pledged, assigned or otherwise transferred other than by will or the laws of descent and distribution.

8.             Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to the Performance Shares or under this Agreement except until, and then to the extent that, shares of Common Stock are issued to the Participant in accordance with the terms of this Agreement.

9.             No Right to Continued Employment. This Agreement does not confer upon the Participant any right with respect to continuance of employment by the Company or an Affiliate; nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

10.           Change in Capital Structure. The terms of this Agreement, including the number of Performance Shares subject to this Agreement, the then number of Target Performance Shares and the other terms of this Agreement shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

11.           Participant Bound by Plan; Conflicts. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the Participant agrees that the terms of the Plan shall govern.

12.           Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

13.           Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successor to the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and the Participant has affixed his signature hereto.

	NEW YORK MORTGAGE TRUST, INC.	STEVEN R. MUMMA

By:	/s/ Nathan R. Reese	/s/ Steven R. Mumma
Name: Nathan R. Reese
Title: Vice President and Secretary

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